SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ❑

Filed by a Party other than the Registrant ☒

Check the appropriate box:

❑	Preliminary Consent Statement
❑	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❑	Definitive Consent Statement
❑	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Thomas E. Sandell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

❑	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

❑	Fee paid previously with preliminary materials.

❑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On October 11, 2016, Sandell Asset Management Corp. issued a press release containing a link to a presentation regarding Bob Evans Farms, Inc. (the “Company”) to stockholders of the Company. Copies of the press release and presentation are filed herewith as Exhibit 1 and Exhibit 2, respectively.